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                                                                EXHIBIT 3.1.2


                               CERTIFICATE OF AMENDMENT

                                          OF

                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                  ARDEN GROUP, INC.

     Arden Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     The amendment to the Corporation's Restated Certificate of Incorporation set forth in the following resolution, which has been approved by the Board of Directors and stockholders of the Corporation, was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware:

          RESOLVED, that the second sentence of Article FOURTH of the Restated Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:

          "The aggregate number of shares the corporation is authorized to issue is twelve million (12,000,000), divided into ten million (10,000,000) shares of Class A Common Stock at a par value of Twenty-Five Cents ($0.25) each, one million five hundred thousand (1,500,000) shares of Class B Common Stock at a par value of Twenty-Five Cents ($0.25) each, and five hundred thousand (500,000) shares of Serial Preferred Stock at a par value of Fifteen Dollars ($15.00) each."

     IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by its Vice President of Finance and Administration this 17th day of June, 1998.

                                   ARDEN GROUP, INC.



                                   By: /s/ ERNEST T. KLINGER
                                       ---------------------
                                        Ernest T. Klinger,
                                         Vice President
                                         Finance and
                                         Administration